CHARTER OF THE NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE

OF

XINDE TECHNOLOGY COMPANY

(Adopted as of September 16, 2010)

AUTHORITY AND PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) of Xinde Technology Company, a Nevada corporation (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, selecting or recommending nominees to the Board for election at the next annual meeting of shareholders, develop and recommend to the Board applicable corporate governance principles, and oversee the evaluation of the Board and management.  The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

POWERS

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties.  The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of:  (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

All powers of the Committee are subject to the restrictions designated in the Company’s Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), and by applicable law.

COMMITTEE MEMBERSHIP

The Committee members (“Members”) shall be appointed by the Board and shall serve at the discretion of the Board.  The Committee shall consist of such number of directors as shall be determined by the Board.

Each Member shall be an Independent Director (as defined below), subject to exemptions provided for in the rules and regulations of the U.S. Securities and Exchange Commission or the rules of the NASDAQ Stock Market.  “Independent Director” means a person who meets the then current requirements for “independence” of the applicable rules and regulations of the U.S. Securities and Exchange Commission and the rules of the NASDAQ Stock Market.

Unless otherwise directed by the Board, each Member shall serve until such Member is removed by the Board, otherwise ceases to serve as a Member of the Board, or until his or her successor has been duly appointed by the Board.

DUTIES AND RESPONSIBILITIES

The Committee shall be responsible for, among other things, the following:

(1)	selecting and recommending to the Board nominees for election or reelection to the Board, or for appointment to fill any vacancy;

(2)	reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, age, skills, experience and availability of service to the Company;

(3)	selecting and recommending to the Board the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as the Nominating and Corporate Governance Committee;

(4)
advising the Board periodically with regards to significant developments in the law and practice of corporate governance as well as the Company’s compliance with applicable laws and regulations, and making recommendations to the Board on all matters of corporate governance and on any remedial action to be taken; and

(5)
monitoring compliance with the Company’s Code of Business Conduct and Ethics by the directors, officers and employees of the Company, including reviewing the adequacy and effectiveness of the Company’s procedures to ensure proper compliance.

In considering potential new directors, the Committee shall review individuals from various disciplines and backgrounds.  The Committee shall be responsible for identifying and recommending to the Board qualified candidates for membership to the Board, based primarily on the following criteria:

(1)	director candidates shall have the highest personal and professional integrity;

(2)	director candidates shall have skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

(3)	director candidates must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings and committee meetings;

(4)	director candidates should have the interest, capacity and willingness, in conjunction with the Board members, to serve the long-term interests of the Company and its shareholders;

(5)	to the extent considered appropriate by the Board, a director candidate may be required to be a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002; and

(6)	director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interests of the Company and its shareholders.

A director candidate shall have expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company.  In making its selection, the Committee shall bear in mind that the foremost responsibility of a director of a Company is to represent the interests of the shareholders as a whole.

The Committee shall also give appropriate consideration to candidates for Board membership recommended for nomination by its shareholders, and shall evaluate such candidates in the same manner as other candidates identified to the Committee.

Members of the Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board.

The Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director, subject to exemptions provided for in the rules and regulations of the U.S. Securities and Exchange Commission or the rules of the NASDAQ Stock Market.

PERFORMANCE EVALUATION

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.  The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this Charter.  Such performance evaluation shall be conducted in such manner as the Committee deems appropriate.  The report to the Board may take the form of an oral report by the Chairman of the Committee (the “Committee Chair”) or any other Member of the Committee designated by the Committee to make this report.

STRUCTURE AND MEETINGS

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws, the Articles Incorporation, and any direction set forth by the Board.  The Committee Chair shall be designated by the Board or, in the absence of such a designation, by a majority of the Members.  The designated Committee Chair shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  In the absence of the designated Committee Chair at any meeting of the Committee, the Members present at such meeting shall designate a Committee Chair pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote.  The Committee Chair (other than a Committee Chair designated pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet at least once a year, at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Committee Chair.  The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance.  Special meetings of the Committee may be called by or at the request of any Member of the Committee or any of the Company’s executive officers, in each case on at least twenty-four hours notice to each Member unless such notice period is waived by the Members of the Committee.

The Committee shall report, at least annually, to the Board.  Prior to the annual meeting of shareholders, the Committee shall recommend to the Board the persons who shall be the nominees of the Board of Directors for the election of whom the Board shall solicit proxies.  As part of this process, the Committee shall consider candidates recommended by shareholders of the Company.

A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business.  Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

As necessary or desirable, the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

MINUTES

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.